EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

WADDELL & REED ADVISORS FUNDS

Supplement dated March 2, 2016 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 29, 2016

The following replaces the second bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by” section on page 58:

•	Retirement plan accounts held in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Resource Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (Nationwide Retirement Plans), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (Securian Retirement Plans), provided that, for shareholders investing through direct transfers from a Nationwide Retirement Plan or Securian Retirement Plan, such retirement plan was assigned to Waddell & Reed as the broker-dealer of record for such retirement plan at the time of transfer.

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WADDELL & REED ADVISORS FUNDS

Supplement dated March 2, 2016 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 29, 2016

The following replaces the eighth full paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A Shares” section on page 92:

Shareholders holding retirement plan accounts in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Resource Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), may purchase Class A shares at NAV, provided that, for shareholders investing through direct transfers from a Nationwide Retirement Plan or Securian Retirement Plan, such retirement plan was assigned to Waddell & Reed as the broker-dealer of record for such retirement plan at the time of transfer.

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WADDELL & REED ADVISORS FUNDS

Supplement dated March 30, 2016 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 29, 2016

and as supplemented March 2, 2016

Effective May 2, 2016, the following replaces the tables in the “Your Account — Choosing a Share Class — Calculation of Sales Charges on Class A Shares” section on page 56:

Calculation of Sales Charges on Class A Shares

Bond Fund Global Bond Fund High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Government Securities Fund Municipal Bond Fund Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]	Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.
[2]	No sales charge is payable at the time of purchase on investments of $1 million or more, although for such investments the Fund will impose a CDSC of 1.00% on certain redemptions made within 12 months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.

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WADDELL & REED ADVISORS FUNDS

Supplement dated March 30, 2016 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 29, 2016

and as supplemented March 2, 2016

Effective May 2, 2016, the following replaces the tables in the “Investment Advisory and Other Services — Sales Charges for Class A Shares” section on page 76:

For each Fund except Cash Management, Government Securities Fund, Municipal Bond Fund and Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	5.75%	6.10%	5.00%
$50,000 to less than $100,000	5.25	5.54	4.50
$100,000 to less than $200,000	4.75	4.99	4.00
$200,000 to less than $300,000	3.50	3.63	2.80

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

Government Securities Fund, Municipal Bond Fund and Municipal High Income Fund

Size of Purchase	Sales Charge as Percent of Offering Price[1]	Sales Charge as Approx. Percent of Amount Invested	Reallowance to Dealers as Percent of Offering Price
under $50,000	4.25%	4.44%	3.60%
$50,000 to less than $100,000	3.75	3.90	3.25
$100,000 to less than $300,000	3.25	3.36	2.75
$300,000 to less than $500,000	2.50	2.56	2.00
$500,000 to less than $1,000,000	1.50	1.52	1.20
$1,000,000 and over[2]	0.00	0.00	see below

[1]	Due to the rounding of the NAV and the offering price of a Fund to two decimal places, the actual sales charge percentage calculated on a particular purchase may be higher or lower than the percentage stated above.
[2]	No sales charge is payable at the time of purchase on investments of $1 million or more in a Fund, although for such investments the Fund will impose a CDSC of 1% on certain redemptions made within twelve months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in NAV above the initial purchase price.